UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2007

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

From July 26, 2007 through September 18, 2007, Platinum Underwriters Holdings, Ltd. (the "Company") repurchased 3,024,128 of its common shares in the open market at an average price per share of $33.65 or approximately $101.8 million in the aggregate. The repurchases were made pursuant to the $250 million share repurchase program authorized by the Company’s Board of Directors on July 26, 2007. Following these repurchases, the Company had approximately $148.2 million remaining available for future repurchases under the current authorization. Repurchases under the program will continue to be accomplished in open market or privately negotiated transactions or otherwise, from time to time, depending on market conditions.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

September 19, 2007	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Chief Administrative Officer